Exhibit 99.1
First Midwest Bancorp, Inc.		News Release
First Midwest Bancorp, Inc. One Pierce Place, Suite 1500 Itasca, Illinois 60143-9768 (630) 875-7450 www.firstmidwest.com

FOR IMMEDIATE RELEASE

CONTACT:	Paul F. Clemens (Investors) EVP and Chief Financial Officer (630) 875-7347 paul.clemens@firstmidwest.com	James M. Roolf (Media) SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

TRADED:	NASDAQ Global Select Market

SYMBOL:	FMBI

FIRST MIDWEST BANK TO ACQUIRE CHICAGO BANKING OPERATIONS
OF POPULAR COMMUNITY BANK

First Midwest Bank Significantly Strengthens its Metro Chicago Presence

ITASCA, IL, APRIL 23, 2014 - First Midwest Bancorp, Inc. (the “Company” or “First Midwest”) (NASDAQ NGS: FMBI) announced today that its subsidiary bank, First Midwest Bank, has signed a definitive agreement to acquire the Chicago banking operations of Popular Community Bank, a subsidiary of Popular, Inc. The acquisition includes Popular Community Bank’s retail banking offices and its small business and middle market commercial lending activities in the Chicago metropolitan area.

As part of the transaction, First Midwest will acquire twelve full-service retail branches, approximately $750 million in deposits and approximately $525 million in loans. The deposit premium for the transaction is 2.5%. The transaction is subject to customary regulatory approvals and certain closing conditions, and is expected to close before the end of 2014.

“We are excited to welcome the clients of Popular Community Bank to First Midwest. First Midwest is the bank of choice for more than one quarter million families and twenty-five thousand businesses throughout the greater Chicagoland area,” said First Midwest Bancorp, Inc. President and Chief Executive Officer Michael L. Scudder. “This acquisition is consistent with our desire to expand our footprint in Chicago and surrounding suburban markets. We are very pleased to add experienced commercial and retail lending teams that share our commitment of delivering personal attention and a full range of business, retail and wealth management services to our clients.”

About the Company

First Midwest is the premier relationship-based financial institution in the dynamic Chicagoland banking market. As one of Illinois’ largest independent bank holding companies, First Midwest, through its subsidiary bank and other affiliates, provides a full range of business and retail banking and wealth management services through approximately 90 banking offices located in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. The Company website is www.firstmidwest.com.

Safe Harbor Statement

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the Company’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results and outcomes indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other reports filed with the Securities and Exchange Commission. Forward-looking statements represent management’s best judgment as of the date hereof based on currently available information. The Company undertakes no duty to update any forward-looking statements contained in this press release after the date hereof.

First Midwest Bank
Popular Community Bank
Chicago

Acquired Locations

Chicago

- 7181 W. Irving Park Road
- 3956 W. North Avenue
- 2340 N. Cicero Avenue
- 1 E. Erie
- 2525 N. Kedzie Blvd.
- 3220 W. 26th Street
- 1445 W. Chicago Avenue

Chicago Suburbs

- 1434 N. Rand Road, Arlington Heights
- 2 S. Broadway, Aurora
- 1700 W. Lake Street, Melrose Park
- 8383 W. Belmont Avenue, River Grove
- 100 E. Ogden Avenue, Westmont

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